BRIDGEHAMPTON NATIONAL BANK

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                                       FOR
                                 THOMAS J. TOBIN

     This Amended and Restated Employment Agreement ("Agreement") is made effective as of the 9th day of October, 2007 (the "Effective Date"), by and between Bridgehampton National Bank (the "Bank"), with its principal administrative office at 2200 Montauk Highway, Bridgehampton, New York 11932, and Bridge Bancorp, Inc,. the holding company parent of the Bank (the "Company"), on the one hand, and Thomas J. Tobin ("Executive").

     WHEREAS, Executive has served as the President and Chief Executive Officer of the Bank and the Company pursuant to the terms of an employment agreement dated as of January 1, 1997, as amended and restated effective as of January 1, 2001 (the "Prior Agreement");

     WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions for the service by Executive in a revised executive capacity with the Company and the Bank, and to replace and supersede the Prior Agreement in its entirety; and

     WHEREAS, the Bank and the Company wish to continue to assure themselves of the services of Executive for the period and under the terms provided in this Agreement; and

     WHEREAS, Executive is willing to continue to serve in the employ of the Bank on a for said period and in accordance with the terms of this Agreement; and

     WHEREAS,  this  Agreement  is  intended to comply  with the  provisions  of
Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the final regulations ("Final Regulations") promulgated thereunder.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1. POSITION AND RESPONSIBILITIES.

     Effective January 1, 2008, Executive agrees to serve as President Emeritus and Senior Executive Advisor of the Bank and the Company and shall report directly to the Board of Directors. In such capacity, Executive shall support and promote the mission of the Bank and the Company, dialogue with the President and Chief Executive Officer in connection therewith, and perform such other duties and activities as may be directed from time to time by the Board of Directors, which shall be consistent with his position and title. Until December 31, 2007, Executive shall continue as President and Chief Executive Officer of the Bank and the Holding Company. The Executive shall be nominated by the Board of Directors of the Company for election by the shareholders for an additional three (3) year term at the annual meeting of shareholders of the Company to be held following the year ending December 31, 2007, and subject to election by the shareholders of the Company, shall be appointed to the Board of Directors of the
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Bank  for a three  year  term  ending  at the  annual  meeting  of  shareholders following the year ending December 31, 2010.

     2. TERM AND DUTIES.

          (a) The period of Executive's employment under and in accordance with the terms of this Agreement shall commence as of the Effective Date and shall continue through March 2, 2010 (the "Term").

          (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote the business time, attention, skill, and efforts necessary to the faithful performance of his duties hereunder, including activities and services related to the organization, operation and management of the Bank and the Company and participation in community and civic organizations; provided, however, that, with the approval of the Board, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which in the Bank's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement (including such organizations as to which he was associated as of the date of this Agreement).

          (c) Executive shall be entitled to the number of weeks vacation to which he was entitled immediately prior to the Effective Date. Executive shall be considered a full-time employee for purposes of the employee benefit plans maintained by the Bank and the Company.

          (d) Notwithstanding anything herein to the contrary, Executive's employment with the Bank and the Company may be terminated by the Bank and/or the Bank or by the Executive during the Term of this Agreement, with or without cause, subject to the terms and conditions of this Agreement.

     3. COMPENSATION; BENEFITS AND REIMBURSEMENT.

          (a) The Bank shall pay Executive as compensation a salary of not less than $320,000 per year ("Base Salary"). Base Salary shall be payable in approximately equal installments in accordance with the Bank's customary payroll practices and may be increased but may not be decreased at any time without the prior written consent of Executive. Any increase in Base Salary shall become the new "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), the Bank shall also provide Executive with all such other benefits as are provided uniformly to full-time employees of the Bank. Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites generally provided to executive employees. On an annual basis and in connection with each calendar year end, the Board will consider the payment of an annual cash bonus to Executive. The criteria for determining any bonus to be paid Executive shall be consistent with the criteria established for the executive management incentive plan. However, the payment of any cash bonus to Executive is at the discretion of the Board.

          (b) In addition to the Base Salary and other benefits provided for by Subsection (a) of this Section 3, the Bank shall pay or reimburse Executive for all reasonable travel, including the provision of an automobile and other reasonable expenses, including membership in clubs or organizations as mutually agreed to between the Board and Executive and reasonable expenses for attending annual and periodic meetings of trade associations, incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine. Executive shall also be entitled to receive fees in addition to his compensation hereunder for serving as a director of the Company, the Bank, or any subsidiary, on the basis that such fees are paid to other directors.

          (c) In addition to the compensation and benefits enumerated above, during the Term of this Agreement Executive shall be entitled to the benefits of a special disability income policy (Guardian Policy No. G718042) and the supplemental retirement income plan with a preretirement death benefit (Guardian Policy No. 3505768) purchased by and at the expense of the Company or the Bank (collectively the "Policies") (provided, further, that the Bank shall not be required to expend more than $10,000 annually with respect to the Policies). Executive shall be the owner of the Policies and shall be entitled to designate the beneficiary or beneficiaries of the Policies. All costs and expenses of the Bank and the Company in connection with the Policies in excess of those that are excludable from Executive's income under applicable law shall be reported as compensation income to Executive and Executive shall be responsible for the payment of any and all taxes related to such amounts.

          (d) Executive shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise approves.

          (e) Executive shall continue to participate in the supplemental executive retirement plan previously adopted by the Board and as to which Executive was participating as of the Effective Date (the "SERP"), which continued participation shall be on the same terms as were applicable on the Effective Date.

     4. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION; DEATH OR DISABILITY.

          (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's Term of employment under this Agreement, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank or the Company of Executive's full-time employment hereunder for any reason other than a termination following a Change in Control, which is governed by Subsection 5 hereof, or Termination for Cause, as defined in Section 7 hereof; provided further, that an Event of Termination shall not have occurred until and unless the termination of employment constitutes a "Separation from Service" within the meaning of Code Section 409A and the Final Regulations; (ii) Executive's resignation from the Bank's employ upon any: (A) failure to elect Executive as a member of the Board of Directors of the Bank or to nominate Executive for election as a Director of Company at the 2008 annual meeting of shareholders, unless Executive consents to any such event, (B) material change in Executive's function, duties, or responsibilities, which change would cause

Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above, unless consented to by Executive, (C) relocation of Executive's principal place of employment to an office other than one located in Southhampton, East Hampton, Shelter Island, Southhold or Riverhead, New York unless consented to by Executive, (D) reduction in the benefits and perquisites to Executive from those being provided as of the effective date of this Agreement (other than discretionary bonus and stock based compensation) unless consented to by Executive, (E) liquidation or dissolution of the Bank or Company, or (F) material breach of this Agreement by the Bank or Company. Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E) or (F), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than six (6) days prior written notice given within ninety (90) days after the event giving rise to said right to elect, provided that the Bank shall have thirty (30) days to cure the condition giving rise to the Event of Termination, and provided further that the Bank may elect to waive such thirty (30) day period.

          (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Subsection 7(b), the Bank shall be obligated to continue pay Executive, or, in the event of his subsequent death (subsequent to the Event of Termination), his beneficiary or beneficiaries, or his estate, as the case may be, his Base Salary for the remaining Term of this Agreement. Such payments shall be made on a bi-weekly basis in approximately equal installments during the remaining Term of the Agreement. In addition, Executive's participation in the SERP (and the Bank's obligations thereunder) shall continue through the remaining Term of the Agreement (on the same basis as if Executive had continued in the employ of the Bank through March 31, 2010).

          (c) To the extent that the Bank or the Company continues to offer any life, or non-taxable medical, health, disability or dental insurance plan or arrangement in which Executive participates in on the last day of his employment (each being a "Welfare Plan"), after an Event of Termination, Executive and his dependents shall continue participating in such Welfare Plans, subject to the same premium contributions on the part of Executive as were required immediately prior to the Event of Termination for the remaining Term of this Agreement.

          (d) In the event of Executive's death during the Term of this Agreement prior to an Event of Termination, the Executive's estate shall be entitled to receive his accrued and unpaid Base Salary (and any accrued but unpaid bonus) through the date of his death. This Agreement shall thereupon terminate except that any vested rights of Executive shall then be exercised by his estate.

          (e) In the event that during the Term of this Agreement, Executive is unable to perform his duties hereunder because he is disabled within the meaning of Code Section 409A and the Final Regulations (a "Disability"), Executive shall be entitled to continue to receive his Base Salary then in effect under Subsection 3(a) hereof, reduced by any benefits payable to Executive under any such policy of disability insurance maintained by the Bank or the Company, and his benefits then in effect as described in Subsection 3(b) hereof until the earlier of (i) two (2) years following the occurrence of the Disability (or until he ceases to be disabled, if earlier), and (ii) the remaining Term of this Agreement. This Agreement shall terminate at the end of such period (unless Executive shall have returned to employment hereunder before that date).

          (f) No  payments  under  this  Section 4 shall be reduced in the event
Executive  obtains  other  employment  following   termination   of  employment.
Executive shall not be required to mitigate amounts payable pursuant to this Section.

          (g) For purposes of this Agreement, a "Separation from Service" shall have occurred if the Bank and Executive reasonably anticipate that no further services will be performed by the Executive after the date of the Event of Termination (whether as an employee or as an independent contractor) or the level of further services performed will not exceed 49% of the average level of bona fide services in the 12 months immediately preceding the Event of Termination. For all purposes hereunder, the definition of "Separation from Service" shall be interpreted consistent with Treasury Regulation Section 1.409A-1(h)(ii).

     5. CHANGE IN CONTROL.

          (a) For purposes of this Agreement, a "Change in Control" of the Bank or Company shall mean (1) a change in ownership of the Bank under paragraph (i) below, or (2) a change in effective control of the Bank under paragraph (ii) below, or (3) a change in the ownership of a substantial portion of the assets of the Bank under paragraph (iii) below:

          (i) Change in the ownership of the Bank. A change in the ownership of the Bank shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

          (ii) Change in the effective control of the Bank. A change in the effective control of the Bank shall occur on the date that either (A) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)
                (v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank possessing 30% or more of the total voting power of the stock of the Bank; or (B) a majority of members of the Bank's Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation's Board of Directors prior to the date of the appointment or election, provided that this sub-section (B) is inapplicable where a majority shareholder of the Bank is another corporation.

          (iii) Change in the ownership of a substantial portion of the Bank's assets. A change in the ownership of a substantial portion of the Bank's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Bank immediately prior to such acquisition. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

          (b) Upon a Change in Control (as defined in (a)), the Bank shall pay Executive, or in the event of his subsequent death (subsequent to the Change in Control), his beneficiary or beneficiaries, or his estate, as the case may be, a lump sum cash payment equal to the annual Base Salary and director's fees, if applicable, Executive would have earned had he continued working for the remaining Term of this Agreement. In addition, the Executive shall be entitled to the benefits provided under the SERP.

          (c) Upon the occurrence of a Change in Control, the Bank shall cause to be continued (at such cost to Executive as was in effect immediately prior to the Change in Control), life insurance, and nontaxable medical coverage substantially identical to the coverage maintained by the Bank for the Executive prior to the Change in Control. If, as a result of the Change in Control, continuing employees will become covered under the group health plan of a successor entity, then Executive may be covered under the group health plan of the successor entity. Such health care coverage shall be in addition to (and not concurrent with) COBRA health care continuation coverage. Such coverage shall cease upon the expiration of the remaining Term of this Agreement.

          (d) No payment under this Section 5 below shall be reduced in the event Executive obtains other employment following termination of employment. Executive shall not be required to mitigate amounts payable pursuant to this Section. If there is a payment under Section 5, then no payment shall be due under Section 4 of this Agreement.

     6. TERMINATION FOR CAUSE.

     The term "Termination for Cause" as used in this Agreement shall mean termination because of: (i) the conviction of the Executive of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Executive of a criminal or other act that, in the judgment of the Board of Directors will likely cause substantial economic damage to the Company, the Bank or any subsidiary or substantial injury to the business reputation of the Company, the Bank or any subsidiary; (iii) the commission by the Executive of an act of fraud in the performance of his duties on behalf of the Company, the Bank or any subsidiary; (iv) the continuing willful failure of the Executive to perform his duties to the Company, the Bank or any subsidiary (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof; (v) a material breach by the Executive of the Bank's Code of Ethics; or (vi) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Executive's employment with the Bank or the Company. For the purposes of this Section 6, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Bank, the Company or their affiliates. Notwithstanding the foregoing, Termination for Cause shall not be deemed to exist unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct described above and specifying the particulars thereof. Prior to holding a meeting at which the Board is to make a final determination whether Termination for Cause exists, if the Board determines in good faith at a meeting of the Board, by not less than a majority of its entire membership, that there is probable cause for it to find that the Executive was guilty of conduct constituting Termination for Cause as described above, the Board may suspend the Executive from his/her duties hereunder for a reasonable period of time not to exceed fourteen (14) days pending a further meeting at which the Executive shall be given the opportunity to be heard before the Board. Executive shall not have the right to receive compensation or other benefits for any period after the date of Termination for Cause.

     7. NOTICE.

          (a) Any purported termination of Executive's employment by the Bank or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the Date of Termination and, in the event of termination by the Executive, the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a termination for Just Cause, shall be immediate). In no event shall the Date of Termination exceed 30 days from the date Notice of Termination is given.

          (b) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be on the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and, provided further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.
Notwithstanding the pendency of any such dispute, in the event Executive is terminated for reasons other than Termination for Cause, the Bank will continue to pay Executive his Base Salary in effect when the notice giving rise to the dispute was given until the earlier of: 1) the resolution of the dispute in accordance with this Agreement or 2) the expiration of the remaining Term of this Agreement as determined as of the Date of Termination. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

          (c) All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or delivered by a recognized delivery service or mailed, postage prepaid, by express, certified or registered mail, return receipt requested, and addressed to the Bank, the Company or Executive, as applicable, at the address set forth above for the Bank and the Company, and to Executive's address contained in the Bank's files.

     8. POST-TERMINATION OBLIGATIONS.

     All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 8 and Section 9. Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

     9. NON-COMPETITION AND NON-DISCLOSURE.

     (a) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank, the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank and the Company. Executive will not, during or after the Term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank, the Company or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived form the business plans and activities of the Bank. Further, Executive may disclose information regarding the business activities of the Bank to supervising governmental authorities pursuant to a formal regulatory request.

     (b) Executive acknowledges and agrees that, because relationships with customers and prospective customers are expected to constitute a large portion of the goodwill of the Bank's business, it is of great importance to the Bank that Executive not solicit the Bank's customers and prospective customers (other than on behalf of the Bank) during the period of employment, and that Executive not solicit such customers and prospective customers during a two (2) year period after termination of Executive's employment, with respect to business, or contracts for any products or services of the type provided, developed or under development by the Bank during Executive's employment by the Bank. Executive agrees that, while the Executive is employed by the Bank and for a period of two
(2) years commencing on the date of termination of Executive's employment with the Bank, Executive shall not, directly or indirectly, solicit (other than on behalf of the Bank) business or contracts for any products or services of the type provided, developed or under development by the Bank during Executive's employment by the Bank, from or with (i) any person or entity that was a customer of the Bank for such products or services as of, or within one year before, Executive's termination, or (ii) any prospective customer that the Bank was actively soliciting as of, or within one (1) year before Executive's termination.

     (c) Executive agrees that while the Executive is employed by the Bank and for a period of two (2) years commencing on the date of termination of Executive's employment with the Bank, Executive shall not solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of the Bank, the Company or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business or other organization.

     (d) For a period of two (2) years commencing on the date of termination of Executive's employment with the Bank, Executive shall not, without the consent of the Company or the Bank, become an officer, employee, consultant, director, independent contractor, agent, sole proprietor, joint venturer, greater than 5% equity-owner or stockholder, partner or trustee of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company or agency, any mortgage or loan broker or any other entity that has headquarters or offices within Suffolk County, New York, provided that this restriction shall not apply if the Executive's employment is terminated following a Change in Control.

     (e) In the event of a breach or threatened breach by Executive of the provisions of this Section, the Bank will be entitled to seek and obtain injunctive relief. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

     10. SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company. In the event any amount becomes vested and payable under more than one provision of this Agreement, Executive shall not be entitled to receive a duplicate payment of any such amount nor shall Executive be entitled to receive duplicate payments from both the Bank and Company.

     11. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement or change in control agreement between the Bank, and the Company and Executive, including in particular but without limitation the Prior Agreement. Accordingly, the Prior Agreement is hereby superseded and terminated. This Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. Except for termination of the Prior Agreement, no provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

     12. NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, communication, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank, the Company and their respective successors and assigns.

     13. MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

     14. REQUIRED PROVISIONS.

     Notwithstanding any other provision in this Agreement, (i) the Bank or the Company may terminate or suspend this Agreement and the employment of the Executive hereunder, as if such termination were a Termination for Cause to the extent required by the laws of the State of New York related to banking, by applicable federal law relating to deposit insurance or bank holding companies or by regulations or orders issued by the Banking Commissioner of the State of New York, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve System and (ii) no payment shall be required to be made to Executive under this Agreement to the extent such payment is prohibited by applicable law regulation or order issued by a banking agency or a court of competent jurisdiction; provided, that it shall be the Bank's or the Company's burden to prove that any such action was so required. Without limiting the foregoing, all payment to Executive under this Agreement are subject and conditioned upon compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. part 359.

     15. SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

     16. HEADINGS FOR REFERENCE ONLY.

     The headings and sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     17. GOVERNING LAW.

     The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York.

     18. ARBITRATION.

     Any dispute or controversy arising or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     19. PAYMENT OF COSTS AND LEGAL FEES.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to (1) the reimbursement of all legal fees and costs incurred by Executive in resolving such dispute or controversy, which shall be advanced to Executive as incurred during the pendency of the controversy provided Executive signs an undertaking to return the advancements in the event his position is not substantially upheld, and (2) any back-pay, including salary, bonuses and any other cash compensation, fringe, benefits and any compensation and benefits due Executive under this Agreement plus interest on such amounts at the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date the payment is due until the payment is made. Such payments or reimbursements shall be made not later than thirty days following the date such dispute is resolved in Executive's favor.

     20. INDEMNIFICATION.

     The Bank  shall  provide  Executive  (including  his heirs,  executors  and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted and until the expiration of any period of limitations under federal and New York law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and advancement of attorneys' fees and cost of reasonable settlements.

     21. SUCCESSOR TO THE BANK.

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place. Failure of the Bank to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle Executive to payments and benefits from the Bank or Company and such successor in the same amount and on the same terms as he would be entitled pursuant to Sections 5 and 6 above. For purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.



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

     IN WITNESS WHEREOF, Bridgehampton National Bank and Bridge Bancorp, Inc. have caused this Agreement to be executed by their duly authorized officers and directors, and Executive has signed this Agreement, on the 9th day of October 2007.





                                                   BRIDGEHAMPTION NATIONAL BANK


                                                 By:/s/ Raymond Wesnofske
                                                    ------------------------
                                                    Name:Raymond Wesnofske
                                                    Title: Chairman of the Board



                                                     BRIDGE BANCORP, INC.


                                                 By:/s/ Raymond Wesnofske
                                                    ------------------------
                                                    Name:Raymond Wesnofske
                                                    Title: Chairman of the Board





                                                        /s/ Thomas J. Tobin
                                                     ---------------------------
                                                              Thomas J. Tobin